Exhibit 21.1

PACWEST BANCORP
LIST OF SUBSIDIARIES

December 31, 2022

Subsidiaries of PacWest Bancorp:	State:
Pacific Western Bank	California
10700 West Jefferson Avenue SBL LLC	Delaware
1323 Burnet Avenue SBL LLC	Delaware
1335 Darby Street SBL LLC	Delaware
1602 East Central Boulevard SBL LLC	Delaware
1602 Medical Parkway SBL LLC	Delaware
2030 Main Street SBL LLC	Delaware
2499 Futura Parkway LLC	Delaware
272 Fletchwood Road SBL LLC	Delaware
2921 New Highway 51 SBL LLC	Delaware
31250 Cedar Valley Drive II CRE LLC	Delaware
3496 Forestdale Drive SBL LLC	Delaware
4635 North Black Canyon Highway SBL LLC	Delaware
601 Texas Road II LLC	Delaware
601 Texas Road LLC	Delaware
6872 Via Norte Circle SBL LLC	Delaware
7120 West McNichols Avenue SBL LLC	Delaware
75 North Main Street SBL LLC	Delaware
808 West Bartlett Road SBL LLC	Delaware
8805 South McClintock Drive SBL LLC	Delaware
ALTEC Capital Trust	Delaware
BNSF 2005-R Statutory Trust	Connecticut
BNSF 2005-S Statutory Trust	Connecticut
BNSF 2006-S Statutory Trust	Connecticut
CapitalSource CF LLC	Delaware
CapitalSource Finance LLC	Delaware
CapitalSource Funding LLC	Delaware
CapitalSource International LLC	Delaware
CapitalSource Real Estate Loan LLC, 2006-A	Delaware
CapitalSource TRS LLC	Delaware
CapitalSource Trust Preferred Securities 2005-1	Delaware
CapitalSource Trust Preferred Securities 2005-2	Delaware
CapitalSource Trust Preferred Securities 2006-1	Delaware
CapitalSource Trust Preferred Securities 2006-2	Delaware
CapitalSource Trust Preferred Securities 2006-3	Delaware
CapitalSource Trust Preferred Securities 2006-4	Delaware

Exhibit 21.1

PACWEST BANCORP
LIST OF SUBSIDIARIES

December 31, 2022

CapitalSource Trust Preferred Securities 2006-5	Delaware
CapitalSource Trust Preferred Securities 2007-2	Delaware
Chestnut Assets, LLC	California
CIMC Master Trust	Delaware
Civic Financial Services, LLC	California
Civic Holdings III Trust	Delaware
Civic Holdings III, LLC	Delaware
Civic Real Estate Holdings III, LLC	Delaware
Civic Ventures, LLC	Delaware
Coastline JX Holdings LLC	Delaware
Coastline Michigan LLC	Michigan
Coastline Ohio LLC	Ohio
Coastline RE Holdings Corp.	California
Coastline RE Holdings Moorpark Corp.	California
Coastline RE Holdings NV Corp.	Nevada
Community (CA) Capital Statutory Trust II	Connecticut
Community (CA) Capital Statutory Trust III	Delaware
CRE Assets, LLC	California
CS CF Equity I LLC	Delaware
CS Equity II LLC	Delaware
CS Equity III LLC	Delaware
CS Equity Investments LLC	Delaware
CS Linton Oaks Holdings LLC	Delaware
CS SBA Servicing LLC	Delaware
CSE Equity Holdings LLC	Delaware
CSE Mortgage LLC	Delaware
FCB Statutory Trust I	Delaware
First California Capital Trust I	Delaware
First Community Bancorp/CA Statutory Trust VII	Delaware
First Community/CA Statutory Trust V	Connecticut
First Community/CA Statutory Trust VI	Delaware
FirstGroup Leasing Nominee Trust No. 2008-SB-1	Delaware
FirstGroup Leasing Trust No. 2008-SB-A	Delaware
Gelco Fleet Trust	Delaware
Granite Hills Ventures, LLC	Delaware
Hudson Housing Tax Credit Fund LXXXIV LP	Delaware
Hudson Kings Canyon LP	Delaware
Hudson Vista del Puente LP	Delaware

Exhibit 21.1

PACWEST BANCORP
LIST OF SUBSIDIARIES

December 31, 2022

Kings Canyon Affordable Housing, L.P.	California
Lot 125 Big Basin Trail CRE LLC	Delaware
Matterhorn 604 LLC	Delaware
Oak Park 3, LP	California
Origin8, LLC	Delaware
Pacific Western Asset Management Inc.	North Carolina
PW SR 2022 Solar Trust	Delaware
PWB ECOM DIRECT LLC	Delaware
PWB OPTICAL LLC	Delaware
R4 OPCA Acquisition LLC	Delaware
SC Financial	California
Stone Eagle Golf Holdings Corp.	California
Textbook Holdings Trust	Delaware
Textbook Holdings, LLC	Delaware
Valley Oaks Financial Corporation	California
Vista del Puente, L.P.	California
Wendy Road Office Development, LLC	California